UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 9, 2010
BRADY CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-14959	39-0971239

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6555 West Good Hope Road Milwaukee, Wisconsin	53223

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (414) 358-6600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On September 10, 2010, Brady Corporation (the “Corporation”) issued a press release announcing its fiscal 2010 fourth quarter financial results. A copy of the press release is being furnished to the Securities and Exchange Commission as Exhibit 99.1 attached hereto and is incorporated herein by reference.
Item 8.01 OTHER EVENTS
On September 9, 2010, the Corporation announced that its Board of Directors had increased the annual cash dividend on its Class A Common Stock from $0.70 to $0.72 per share. A quarterly dividend in the amount of $0.18 per share will be paid on October 29, 2010, to shareholders of record as of the close of business on October 8, 2010. A copy of the press release regarding the dividend is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.
The following are filed as Exhibits to this Report.

Exhibit No.	Description of Exhibit

99.1	Press Release of Brady Corporation, dated September 10, 2010, relating to fourth quarter fiscal 2010 financial results.

99.2	Press Release of Brady Corporation, dated September 9, 2010, related to increase in quarterly dividend.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADY CORPORATION
Date: September 15, 2010	/s/ Thomas J. Felmer
Thomas J. Felmer
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

99.1	Press Release of Brady Corporation, dated September 10, 2010, relating to fourth quarter fiscal 2010 financial results.

99.2	Press Release of Brady Corporation, dated September 9, 2010, related to increase in quarterly dividend.